Exhibit 10.1
January 3, 2006
Mr. Alan Treibitz
 And Stephanie S. Kelso
Z-Axis Corporation
The Quadrant, 5445 DTC Parkway #450
Greenwood Village, CO 80111

RE:	Modification to Letter Agreement (Letter Agreement) dated July 2004 between Z-Axis Corporation (Borrower) and Colorado Business Bank (Bank) relating to a Promissory Note dated June 2, 2003 (Line Commitment)
Dear Alan and Stephanie:
Please let this letter serve as evidence that, in consideration of reducing the above referenced Line Commitment from $500,000 to $250,000 and a fee of $1,000.00, Colorado Business Bank has revised Z-Axis Corporation’s minimum net worth requirement from $1,000,000.00 to $700,000.00. This change was retroactive as of 9/30/05, with Z-Axis in full compliance with the terms and conditions of the above referenced Letter Agreement as of 12/31/05. All other terms and conditions of the Letter Agreement remain unchanged.
Please acknowledge your agreement with the above referenced changes by signing below.
Sincerely,
Nancy Snyder
Senior Vice President
Acknowledged:
Z-Axis Corporation

By	/s/ Alan Treibitz
Alan Treibitz, CEO

By	/s/ Stephanie S. Kelso
Stephanie S. Kelso, President
821 17th Street • Denver, Colorado 80202
Tel: 303.312.3400 • Fax: 303.312.3477